As filed with the Securities and Exchange Commission on November 10, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CADENCE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2142317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12481 High Bluff Drive, Suite 200

San Diego, CA 92130

(858) 436-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Theodore R. Schroeder

President and Chief Executive Officer

Cadence Pharmaceuticals, Inc.

12481 High Bluff Drive, Suite 200

San Diego, CA 92130

(858) 436-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cheston J. Larson, Esq. Divakar Gupta, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, CA 92130 (858) 523-5400	Hazel M. Aker, Esq. Cadence Pharmaceuticals, Inc. 12481 High Bluff Drive, Suite 200 San Diego, CA 92130 (858) 436-1400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-161756

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	$5,800,000(1)	$414

(1)	Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $100,000,000 on a Registration Statement on Form S-3 (File No. 333-161756), which was declared effective on September 17, 2009. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $5,800,000 is hereby registered, which includes shares issuable upon exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE

This registration statement is being filed to register additional shares of our common stock, par value $0.0001 per share, with an aggregate public offering price not to exceed $5,800,000, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. This registration statement relates to our registration statement on Form S-3 (File No. 333-161756), which was declared effective by the Securities and Exchange Commission on September 17, 2009. In accordance with Rule 462(b), this registration statement incorporates by reference our registration statement on Form S-3 (File No. 333-161756), including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	Exhibits.

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to Registration Statement No. 333-161756 filed with the Securities and Exchange Commission on September 4, 2009)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to Registration Statement No. 333-161756)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Cadence Pharmaceuticals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 10th day of November, 2010.

CADENCE PHARMACEUTICALS, INC.

By:	/S/ THEODORE R. SCHROEDER
Theodore R. Schroeder
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ THEODORE R. SCHROEDER Theodore R. Schroeder	President, Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2010

/S/ WILLIAM R. LARUE William R. LaRue	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	November 10, 2010

/S/ * Cam L. Garner	Chairman of the Board of Directors	November 10, 2010

/S/ * Brian G. Atwood	Director	November 10, 2010

/S/ * Samuel L. Barker, Ph.D.	Director	November 10, 2010

/S/ * Michael A. Berman, M.D.	Director	November 10, 2010

/S/ * James C. Blair, Ph.D.	Director	November 10, 2010

Michael L. Eagle	Director	November 10, 2010

/S/ * Alan D. Frazier	Director	November 10, 2010

/S/ * Todd W. Rich	Director	November 10, 2010

/S/ * Christopher J. Twomey	Director	November 10, 2010

*By:	/S/ THEODORE R. SCHROEDER
Theodore R. Schroeder Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to Registration Statement No. 333-161756 filed with the Securities and Exchange Commission on September 4, 2009)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to Registration Statement No. 333-161756)